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                                                                   EXHIBIT 10.26


                             SECOND AMENDMENT TO THE
                     PERCEPTRON, INC. 1992 STOCK OPTION PLAN
                     (AMENDED AND RESTATED OCTOBER 31, 1996)

     Pursuant to the Amendment provisions in Section 9.2 of the Perceptron, Inc. 1992 Stock Option Plan ("Plan") and the approval of the Board of Directors of Perceptron, Inc. ("Company"), the Plan is hereby amended as set forth below.

     1. Subject to shareholder approval, Section 4.1 of the Plan (Shares Available for Options) shall be amended and restated in its entirety to read as follows:

         4.1 SHARES AVAILABLE FOR OPTIONS. The Board of Directors shall reserve for purposes of this Plan, out of the authorized but unissued Stock or out of shares of Stock held in the Company's Treasury, or partly out of each, a total of 2,414,286 shares of Stock, after taking into account the Company's reverse stock split effected on May 5, 1992 and stock split effected November 30, 1995, (or the number and kind of shares of Stock or other securities which, in accordance with Section 8 of this Plan, shall be substituted for such shares or to which such shares shall be adjusted).

     2. Section 6.1 of the Plan (Termination of Employment - General) shall be amended and restated in its entirety to read as follows:

         6.1 GENERAL. If the employment by the Company of any optionee who is an Employee shall terminate for any reason, other than by death or total and permanent disability, any option which such optionee is entitled to exercise on the date of such termination shall be exercisable by the optionee at any time on or before the earlier of the expiration date of the option or three months after the date of such termination, but only to the extent of the accrued right to purchase at the date of such termination. Notwithstanding the foregoing, the Committee, in its discretion, may extend an exercise period, not to exceed the tenth anniversary of the date of the grant, and may permit the option to continue to accrue rights to purchase additional shares of Stock following any termination of employment of any option; it being understood, that the extension of the exercise term or accrual right as set forth above for an Incentive Stock Option may cause such Option to lose its preferential tax treatment.

          THIS SECOND AMENDMENT is hereby adopted as of April 14, 1999.

                            PERCEPTRON, INC.

                            By:  /S/ Alfred A. Pease
                               ------------------------------------------
                                 Alfred A. Pease, Chairman, President
                                     and Chief Executive Officer